Articles of Amendment
to
Articles of Incorporation
of

Kopjaggers inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

P10000016479

(Document Number of Corporation (it-known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation;

A.

If amending name, enter the new name of the corporation:

The new

name must be distinguishable and contain the word "corporation, " -company," or "incotpurated" or the abbreviation "Corp.,' "Inc.," or Co.." or the designation "Corp," "Mc," or '.'Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."

B.

Enter new principal office address, if applicable:

28325 Utica Road
(Principal office address MUST BE A STREET ADDRESS )

Roseville, MI 48066

C.

Enter new mailing address, if applicable

(Mailing address MAY BE A POST OFFICE BOX)

28325 Utica Road

Roseville MI 48066

D.

If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and for the new registered office address:

:Name of New Registered Agent:

New Registered Office Address:

street addre.ss)--.

 Florida

(Zip Code)

New Registered Agent's Signature, if changing Registered Agent:

I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being

•

removed and title, name, and address of each Officer and/or Director being added: (Attach additional sheets, if necessary)

Title

Name

Address

Type of Action

•

Add

❑

Remove

 ❑ Add

❑

Remove

 ❑ Add

 ❑ Remove

•

E. If amending or adding additional Articles, enter change(s) here: (attach additional sheets, if necessary). (Be specific)

Ifan amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment Wont contained in the amendment itself:

.

-•

(if not applicable, indicate N/A)

The date of each amendment(s) adoption: April 2, 2010

(date of adoption is required)

Effective date if applicable:

(no more than 90 days after amendment file date)

Adoption of Amendment(s)

(CHECK ONE)

❑

The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

❑

The amendment(s) was/were approved by the shareholders through voting groups. The following statement must he separately provided for each voting group entitled to vote separately on the amendment(s): "The number of votes cast for the amendment(s) was/were sufficient for approval by

{voting group)

❑

The amendments) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated:

6-21-10

Signature

s/s Ross Collette

(By a director, president or other officer — if directors or officers have not been selected, by an incorporator— Win the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

(Typed or printed name of person signing)

(Title of person signing)

Endnotes

(City)

f